EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-157619, 333-164389 and 333-166446 on Form S-3 and Registration Statement Nos. 333-139661 and 333-149106 on Form S-8 of Spectra Energy Corp of our report dated February 20, 2012, relating to the consolidated financial statements of DCP Midstream, LLC and subsidiaries, appearing in this Annual Report on Form 10-K of Spectra Energy Corp for the year ended December 31, 2011.

/s/    Deloitte & Touche LLP

Denver, Colorado

February 27, 2012